UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

F-STAR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus

Cambridge, United Kingdom

CB22 3AT

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: +44-1223-497400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	FSTX	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

Venture Loan and Security Agreement

On April 1, 2021, F-star Therapeutics, Inc. (the “Company”), as borrower (the “Borrower”), entered into a Venture Loan and Security Agreement (the “Loan and Security Agreement”) with Horizon Technology Finance Corporation, as lender and collateral agent for itself (the “Lender” or the “Collateral Agent”), and F-star Therapeutics Limited, as guarantor (the “Guarantor”).

Amount. The Loan and Security Agreement provides for four (4) separate and independent $2.5 million term loans (“Loan A”, “Loan B”, “Loan C”, and “Loan D”) (with each of Loan A, Loan B, Loan C and Loan D, individually a “Term Loan” and, collectively, the “Term Loans”), whereby upon the satisfaction of all the conditions to the funding of the Term Loans, each Term Loan will be delivered by Lender to Borrower in the following manner: (i) Loan A is to be delivered by Lender to Borrower prior to April 1, 2021, (ii) Loan B is required to be delivered by Lender to Borrower prior to April 1, 2021, (iii) Loan C is required to be delivered by Lender to Borrower prior to June 30, 2021, and (iv) Loan D is required to be delivered by Lender to Borrower prior to June 30, 2021. The Borrower may only use the proceeds of the Term Loans for working capital or general corporate purposes of Borrower and its subsidiaries as contemplated by the Loan and Security Agreement.

Maturity. Each Term Loan matures on the forty-eight (48)-month anniversary following the applicable Funding Date (defined as any date on which a Term Loan is made to or on account of Borrower under the Loan and Security Agreement) (the “Maturity Date”) unless accelerated pursuant to an event of default, as described below. All amounts outstanding under each Term Loan will be due and payable upon the earlier of the Maturity Date or the acceleration of the loans and commitments upon an event of default.

Interest Rate. The principal balance of each Term Loan bears a floating interest. The interest rate is calculated initially and, thereafter, each calendar month as the sum of (a) the per annum rate of interest from time to time published in The Wall Street Journal as contemplated by the Loan and Security Agreement, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 6.25%; provided that, in the event such rate of interest is less than 3.25%, such rate shall be deemed to be 3.25% for purposes of calculating the interest rate. Interest is payable on a monthly basis based on each Term Loan principal amount outstanding the preceding month.

Amortization. Each Term Loan shall commence amortization upon the date set forth on the promissory note executed in connection with the respective Term Loan, upon which Borrower is required to commence making equal payments of principal plus accrued interest on the outstanding principal amount of the respect Term Loan (the “Loan Amortization Date”), and continuing thereafter on the first business day of each calendar month through the Maturity Date.

Prepayment Premium. The Borrower may, at its option upon at least five (5) business days’ written notice to the Lender, prepay all or any portion of the outstanding Term Loan by simultaneously paying to Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Term Loan so prepaid; plus (ii) an amount equal to (A) if such Term Loan is prepaid on or before the Loan Amortization Date applicable to such Term Loan, three percent (3%) of the then outstanding principal balance of such Term Loan, (B) if such Term Loan is prepaid after the Loan Amortization Date applicable to such Term Loan, but on or before the date that is twelve (12) months after such Loan Amortization Date, two percent (2%) of the then outstanding principal balance of such Term Loan, or (C) if such Term Loan is prepaid more than twelve (12) months after the Loan Amortization Date applicable to such Term Loan, one percent (1%) of the then outstanding principal balance of such Term Loan; plus (iii) the outstanding principal balance of such Term Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.

Security. The Borrower’s obligations are secured by a security interest in all of Borrower’s right, title, interest, claims and demands in, to and under all of Borrower’s property and other assets, subject to limited exceptions and excluding the Company’s intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Borrower limiting additional indebtedness, liens, including on intellectual property, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, and bankruptcy by and/or of the Company. After the occurrence of an event of default, Lender may (i) terminate the Lender’s commitments under the Loan and Security Agreement and accelerate payment of all obligations, and (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect Lender’s interest in Borrower’s collateral as contemplated by the Loan and Security Agreement (“Collateral”), prepare the Collateral for sale, sell the Collateral at either a public or private sale, or both, and credit bid or purchase all or any of the Collateral at any public sale.

Warrants

In connection with the entry into the Loan and Security Agreement, the Company has issued the Lender warrants (each, individually, a “Warrant” and, collectively, the “Warrants”) to purchase an aggregate number of shares of the Company’s Common Stock (defined herein) in an amount that is equal to $100,000 divided by the warrant price for each respective Warrant. If at any time the Company files a registration statement relating to an offering for its own account, or the account of others, of any of its equity securities, the Company will include such number of shares underlying the Warrant in that registration statement as shall be requested by the holder.

The Warrants, which are exercisable for an aggregate of 42,236 shares, will be exercisable for a period of seven years from the Date of Grant as provided in the respective Warrant at a per-share exercise price of $9.47, which is equal to the 10 day average closing price prior to January 15, 2021, the date on which the term sheet relating to the Loan and Security Agreement was entered into, subject to certain adjustments as specified in the Warrant.

Copies of the Loan and Security Agreement and the form of Warrant will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2021.

Sales Agreement

On March 30, 2021, the Company entered into a Sales Agreement (the “2021 Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50.0 million (the “Placement Shares”) through SVB Leerink as its sales agent. The issuance and sale, if any, of the Placement Shares by the Company under the 2021 Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-254884), which was filed with the Securities and Exchange Commission on March 30, 2021.

Upon delivery of a placement notice and subject to the terms and conditions of the 2021 Sales Agreement, SVB Leerink may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market or on any other existing trading market for the Common Stock. SVB Leerink will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay SVB Leerink a commission equal to three percent (3%) of the gross sales proceeds of any Placement Shares sold through SVB Leerink under the 2021 Sales Agreement, and also has provided SVB Leerink with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Stock under the 2021 Sales Agreement. The offering of Placement Shares pursuant to the 2021 Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the 2021 Sales Agreement or (ii) termination of the 2021 Sales Agreement in accordance with its terms.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, has issued a legal opinion relating to the Placement Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.03	Creation of a Direct Financial Obligation or and Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Attached as Exhibit 99.1 is a slide deck relating to the Company as presented during the Company’s earnings call on March 29, 2021.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., dated March 30, 2021.

10.1	Sales Agreement, dated March 30, 2021, by and between F-star Therapeutics, Inc. and SVB Leerink LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 filed by the Registrant on March 30, 2021, Reg. No. 333-254884).

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 above).

99.1	Company Earnings Call Presentation dated March 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2021	F-STAR THERAPEUTICS, INC.

	By:	/s/ Darlene Deptula-Hicks
	Name:	Darlene Deptula-Hicks
	Title:	Chief Financial Officer